================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 7, 1997
                                                  -----------

                          PACKAGING PLUS SERVICES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Nevada                      0-18094               11-2781803
  ---------------               -----------           -------------
  (State or other               (Commission           (IRS Employer
  jurisdiction of               File Number)       Identification No.)
    formation)



20 South Terminal Drive, Plainview, New York                    11803
--------------------------------------------                   --------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code (516) 349-1300
                                                   --------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



================================================================================

Item 2.           Acquisition and Disposition of Assets.

                           On May 7, 1997 (the "Closing Date"), the Registrant
                  consummated a purchase of all of the outstanding capital stock of each of Rapid Delivery Services, Inc. ("Rapid"), a New York corporation, and Worldwide Logistics Services, Inc. ("Worldwide"), a New York corporation (collectively, "Rapid-Worldwide"), pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 22, 1997, by and between the Registrant, Rapid-Worldwide and James Zimbler (the sole shareholder of each of Rapid and Worldwide). In consideration for all of the outstanding capital stock of Rapid-Worldwide, the Registrant (i) issued to Mr. Zimbler unregistered shares of the Company's common stock having a market value on the Closing Date of $350,000 based on the average closing bid price of the Registrant's common stock for the five (5) trading days immediately prior to the Closing Date (the "Shares"), and (ii) agreed to make available to Mr. Zimbler, at the discretion of the Chairman of the Registrant, up to $75,000 to be used exclusively for the operations of Rapid-Worldwide. The Shares, which are "restricted" securities, as that term is defined by Rule 144 of the Securities Act of 1933, as amended (the "Act"), are to be issued to Mr. Zimbler in four (4) equal installments commencing with the first payment on the Closing Date, and the remaining three equal payments to be made four, eight and twelve months after the Closing Date, respectively. Mr. Zimbler will continue to serve as President of Rapid-Worldwide for at least two (2) years, unless terminated for cause, and will be paid a salary of $60,000 per annum.

                           The purchase price for Rapid-Worldwide is subject to
                  adjustment subsequent to the Closing Date. In the event that the gross revenues generated by Rapid-Worldwide for the first twelve (12) months after the Closing Date (the "Period") are less than $750,000, for each $50,000 increment less than $750,000 in revenues, Mr. Zimbler will immediately return ten percent (10%) of the Shares to the Registrant. In the event that the gross sales of Rapid-Worldwide equal at least $750,000 for the Period, and Rapid-Worldwide has net sales of $100,000 or more for the Period, Mr. Zimbler shall receive a bonus of $60,000, payable in shares of the Registrant's common stock, based on the average closing bid price of the Registrant's common stock for the last five (5) trading days of the Period. In addition, in the event that the gross sales of Rapid-Worldwide are in excess of $750,000 for the Period, and Rapid-Worldwide has net sales in excess of $100,000 for the

                  Period, for every $100,000 in net sales in excess of the initial $100,000 in net sales (if any) of Rapid-Worldwide with respect the Period, Mr. Zimbler shall receive an additional bonus of $10,000, payable in shares of the Registrant's common stock, calculated in the same manner as discussed in the preceding sentence.

                           The Registrant has the right during the eighteen (18)
                  month period from the Closing Date to repurchase all or any part of the Shares at a price equal to the original purchase price, plus ten percent (10%).

                           Rapid offers same-day delivery service for shipments
                  within the eastern United States, and next day delivery to the western United States. Worldwide offers single source solutions for transportation and logistics management from point of origin to point of consumption.

                           The disclosure contained herein is qualified in its
                  entirety by reference to the Stock Purchase Agreement, a copy of which is annexed hereto as Exhibit A.

Item 7.           Financial Statements and Exhibits.

                  (a) Financial Statements.

                           As of the date of filing of this Current Report on
                  Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

                  (b) Pro Forma Financial Information.

                           As of the date of this Current Report on Form 8-K, it
                  is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

                  (c) Exhibits                                     Exhibit

                  Stock Purchase Agreement                        Exhibit A

                  Press Release dated April 30, 1997              Exhibit B

Item 9.           Sale of Equity Securities Pursuant to Regulation S.

                           On May 7, 1997, the Registrant issued to Oriental New
                  Investments, Ltd. ("Oriental"), pursuant to Regulation S under the Act ("Regulation S"), a convertible debenture (the "Debenture") in the principal amount of $100,000. Oriental may, at its option, acquire up to an additional five (5) $100,000 principal amount convertible debentures, for an aggregate purchase price of $500,000, at any time prior to December 31, 1997 upon the approval of the Registrant. The principal amount of the Debenture is due and payable to Oriental six (6) months from the Closing Date, although Oriental may, at its sole discretion, extend the term of the Debenture for successive six (6) month periods. Interest on the Debenture accrues at the rate of ten percent (10%) per annum until paid or converted and is due and payable quarterly beginning on July 31, 1997. The Registrant may redeem the Debenture and accrued interest thereon, in whole or in part, at any time and from time to time prior to maturity, without premium or penalty, upon no less than thirty (30) days and not more than sixty (60) days written notice to Oriental; provided, however, that the giving of any notice of redemption shall not prohibit the holder from thereafter exercising its right to convert the Debenture in whole or in part prior to the actual date of redemption.

                           The Debenture and interest thereon is convertible,
                  after the expiration of the Regulation S restrictive period, in whole or in part into a number of shares of common stock of the Registrant equal to the dollar amount to be converted divided by fifty percent (50%) of the average closing bid price for the Registrant's common stock as reported by the NASD Electronic Bulletin Board for the ten (10) days prior to the date of Oriental's notice of conversion (the "Notice") to the Registrant.

                           If within five (5) business days of receiving the
                  Notice, the Registrant shall fail to issue certificates for the shares required by the Notice, or issue certificates with restrictive legends after the expiration of the Regulation S restrictive period, for any reason other than the Registrant's reasonable good faith belief that the representations and warranties made by Oriental in connection with the transaction are not true, then the Registrant shall be required to effect the registration under the Act of the shares underlying the Debenture, as promptly as practicable. Furthermore, if the Registrant fails to issue certificates for the shares underlying the Debenture, or issue certificates with restrictive legends after the expiration of the Regulation S restrictive period, for any reason other than the Registrant's reasonable good faith belief that the representations and warranties made by Oriental in connection with the transaction are not true, then the Registrant must pay to Oriental a penalty in the amount of $25,000, or twenty-five percent (25%) of the outstanding principal and accrued interest with respect to the Debenture, whichever is less.

                           In making the sale of the Debenture, the Registrant
                  relied on the representations and warranties of Oriental that Oriental is not a "U.S. person," as such term is defined under Regulation S.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                             PACKAGING PLUS SERVICES, INC.



                                             By: /s/ Richard Altomare
                                             -----------------------
                                                 Richard Altomare, Chief
                                                  Executive Officer


Dated:   May 22, 1997

                                  PRESS RELEASE
[LOGO]


          PACKAGING PLUS SERVICES ACQUIRES RAPID DELIVERY SERVICES AND
                          WORLDWIDE LOGISTICS SERVICES







         Plainview, NY - April 30, 1997....Packaging Plus  Services, Inc. (OTC
BB:PKGP) announced today the signing of a contract to acquire Rapid Delivery Services (RDS) and Worldwide Logistics Services (WLS) for $350,000 worth of PKGP stock to support its Association of Packagers and Carriers (APAC) and its International Global Delivery System (APAC GLOBAL).

         Rapid Delivery Services offers same day delivery service for critical shipments within the Eastern United States and next day delivery to the rest of the country. Worldwide Logistics Services offers a single source solution for transportation and logistics management from point of origin to point of consumption.

         "Their ability to provide discounted rates and expertise in trucking, warehousing, loss and damage control and information processing further supports the 4000+ members of the Association of Packagers and Carriers, Inc.", said Kevin Marcari, Vice President of APAC.

         "Being part of such an innovative and futuristic thinking organization with such a phenomenal growth potential was the key reason for our decision to join PKGP and its subsidiaries", said RDS President, James Zimbler.

         "PKGP'S family of companies is strengthened today by RDS's and WLS's decision to augment our Association", said Richard A. Altomare, PKGP's Chairman.

         Packaging Plus Services, Inc. is an integrated business services company. Its principal business is packaging, including APAC a nationwide association of private postal centers, while providing logistically convenient and cost effective delivery of goods worldwide through APAC Global Express (Website http//www.useapac.com). Other subsidiaries are engaged in Advertising, Logistical Services, Internet Marketing and Concierge Services.

For more information, contact
Barbara Halpern -- Shareholders Relations
(516) 349-1300

20 South Terminal Drive, Plainview, NY 11803
(516) 349-1300
FAX (516) 349-8036

                            STOCK PURCHASE AGREEMENT


                      For the Sale of the Capital Stock of
                          Rapid Delivery Services, Inc.
                                       and
                       Worldwide Logistics Services, Inc.
                           and related Transportation
                           Subsidiaries and Divisions
                             from Mr. James Zimbler


                           Dated as of April 22, 1997

     1.2 Purchase Price. The purchase price to be paid by PKGP to Mr. Zimbler for Rapid-Worldwide shall be as follows:

          (a) $350,000 worth of PKGP's common shares, "restricted" (the "Shares") valued at the average bid price for 5 days prior to the Closing. Such Shares shall be legended as of the Closing and delivered to Mr. Zimbler in four equal installments, one-fourth at the Closing and the remaining amount of Shares in three equal installments at four, eight and twelve month intervals respectively, from the Closing; and


          (b) 75,000, to be made available to Mr. Zimbler, at the discretion of the Chairman of PKGP, for use exclusively for the future operations of Rapid-Worldwide.

     1.3 Adjustment of Purchase Price and First Year's Results. PKGP and Mr. Zimbler agree that the purchase price for Rapid-Worldwide, will be adjusted after the first year from the Closing, if gross revenue generated by Rapid-Worldwide fall below combined revenues for the first year of $750,000. Accordingly, for every $50,000 less in revenues, Rapid-Worldwide will immediately return 10% of the Shares to PKGP.

          In addition, the following provision shall apply for the first year's results.

          (a) If gross sales of Rapid-Worldwide reach $750,000 and revenue less all expenses of Rapid-Worldwide ("net income") is 100,000 or more for the year following the Closing, then a bonus of $60,000 worth of Shares will be paid to Mr. Zimbler, valued at the average bid price for the 5 days preceding the end of the first year from the Closing.

          (b) If gross sales exceed $750,000 and net income exceeds $100,000 for the year following the Closing, then for each $100,000 of net income in excess of the initial $100,000 of net income, an additional bonus of $10,000 worth of Shares will be paid to Mr. Zimbler, valued under "(a)" above.

          (c) It is understood that the Association of Packagers and Carriers, Inc. ("APAC") is a wholly owned subsidiary of PKGP, and any contracts that Rapid-Worldwide enters into with APAC will be added to Rapid-Worldwide's revenue and profit sharing as described in this subsection 1.3.

     1.4 Repurchase of Shares of PKGP. PKGP has the right for 18 months from the Closing to repurchase all or any part of the Shares for the value per share set forth in subsection 1.2(a) above, plus 10% per Share.

     1.5 Salary for Mr. Zimbler. Mr. Zimbler will be paid an annual salary of $60,000 as President of Rapid-Worldwide, and he agrees to serve in that position, for at least two years, unless terminated for cause or by mutual agreement. His employment may be continued thereafter by mutual consent.

2.   OTHER DELIVERIES AND ASSURANCES.

     2.1 Other Deliveries. At the Closing, in addition to the delivery of the stock certificates for Rapid-Worldwide, in accordance with Section 1.1 hereof, Mr. Zimbler shall deliver to PKGP the minute books, certificates of incorporation, by-laws, stock transfer books and corporate seals of Rapid-Worldwide and any of its subsidiaries.

     2.2 Assurances. Each party hereto sha1l take such other action from time to time as the other party may reasonably request in order to more effectively carry out the sale and the deliveries provided for in this Agreement.

3.   CLOSING.

         Subject to the terms and conditions of this Agreement, the closing of the transactions provided for herein (the "Closing") shall take place at the offices of PKGP, 20 South Terminal Drive, Plainview, New York on April 30, 1997 at 10:30 a.m., or at such other date and time as may be mutually agreed upon by Mr. Zimbler and PKGP.

4.   MR. ZIMBLER'S REPRESENTATIONS AND WARRANTIES.

         Mr. Zimbler hereby represents and warrants to PKGP as follows:

     4.1 Organization and Good Standing. Rapid-Worldwide and their subsidiaries, if any, are corporations duly organized, validly existing and in good standing under the laws of the states of their incorporation. Rapid-Worldwide has authority to own, operate and lease their properties and to carry on their businesses as now being conducted. Copies of the charter and By-Laws, and all amendments thereto, of Rapid-Worldwide and their subsidiaries have been delivered to PKGP and are complete and correct as of the date hereof. Rapid-Worldwide is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of their properties owned or leased or the nature of their activities makes such qualification necessary, except where the failure so to qualify or to be in good standing would not have a materially adverse effect on the business, operations, assets or financial condition of Rapid-Worldwide.

     4.2 Capitalization. Rapid-Worldwide has the authorized, issued and outstanding capital stock set forth in Schedule A hereto. All of such issued and outstanding shares are validly issued, fully paid and nonassessable. Rapid-Worldwide does not have authorized, issued or outstanding any other shares of capital stock or any subscription or other rights to the issuance or receipt of shares of its stock.

     4.3 Authorization. Mr. Zimbler has all requisite corporate power and authority to enter into this Agreement and to carry out his obligations hereunder. The execution and delivery of this Agreement by Mr. Zimbler and the consummation by Mr. Zimbler of the transactions contemplated hereby have been duly authorized by Rapid-Worldwide's Boards of Directors and no other corporate action or proceeding on the part of Mr. Zimbler or Rapid-Worldwide is necessary for the execution or delivery of this Agreement by Mr. Zimbler or for the consummation by Mr. Zimbler of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Mr. Zimbler and (assuming this Agreement has been duly executed and delivered by PKGP) is a legally valid and binding obligation of Mr. Zimbler and Rapid-Worldwide, enforceable against Mr. Zimbler and Rapid-Worldwide in accordance with its terms.

     4.4 Non Conflict; No Consents or Approvals Required. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Mr. Zimbler will, with or without notice or passage of time, or both, (i) violate any provision of the charter documents or by-laws of Rapid-Worldwide, (ii) violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Mr. Zimbler or Rapid-Worldwide or by which Rapid-Worldwide's properties or assets are bound or affected, or (iii) conflict with or result in any breach of or constitute a default under the terms, conditions or provisions of any note, bond, mortgage, indenture, permit, license, franchise agreement, lease or other contract, instrument or obligation to which Mr. Zimbler or Rapid-Worldwide is a party or by which Mr. Zimbler or Rapid-

          Worldwide or any of their respective properties or assets are bound or affected, except, in the case of clauses (ii) and (iii) above, for any such violation, conflict, breach or default which individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Rapid-Worldwide.

     4.5 Litigation. To the best knowledge of Mr. Zimbler, there is no action, proceeding or investigation pending or threatened against or involving Rapid-Worldwide, which, if determined adversely, would materially and adversely affect the financial condition, business or operations of Rapid-Worldwide, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrmentality or arbitrator outstanding against Rapid-Worldwide having, or which, insofar as can be foreseen, in the future would be likely to have, any such effect.

     4.6 Contracts. To the best knowledge of Mr. Zimbler, Rapid-Worldwide is not in material default under any contract made or obligation owed by Rapid-Worldwide, which contract or obligation, individually or in the aggregate, is material to Rapid-Worldwide.

     4.7 Trademarks and Trade Names. Set forth in Schedule B hereto is a list of the trademarks and trade names owned by Rapid-Worldwide. Rapid-Worldwide owns, or is licensed or otherwise has the full right to use, all trademarks, trade names, copyrights, technology, know-how and processes currently used and conducted which are material to the financial condition, results of operations or business of Rapid-Worldwide. To the best knowledge of Mr. Zimbler, no claim has been asserted by any person with respect to the use of any such trademark, trade name, copyright, technology, know-how or process or challenging or questioning the validity or effectiveness of any such license.

     4.8 Tax Matters. Rapid-Worldwide has filed, or on behalf of Rapid-Worldwide there have been filed, all United States federal income tax returns, declarations and information returns, state and local income and franchise tax returns, declarations and information returns which are required to be filed including, but not limited to, Federal and New York State, and any applicable local, taxes. All taxes as shown on said returns and all assessments received have been paid to the extent that such taxes have become due. All income and franchise tax returns filed on behalf of Rapid-Worldwide, with respect to periods ending on or prior to the Closing Date, shall be filed based on normal and consistent tax accounting practices and in accordance with applicable law.

     4.9 Lists of Certain Items. The following lists, setting forth summary descriptions, as of the date hereof, shall be true as of the Closing Date.

               (i) Insurance Policies. Schedule C. Mr. Zimbler shall deliver simultaneously with the execution of this Agreement a summary description of all present policies of insurance with respect to Rapid-Worldwide and covering its properties, buildings, equipment, furniture, fixtures or operations, all of which are presently in force;

               (ii) Real Property. Schedule D. All real property owned of record or beneficially or leased by Rapid-Worldwide;

               (iii) Automobiles and Trucks. Schedule E. All automobiles and trucks owned or leased by Rapid-Worldwide;

               (iv) Leases. Schedule F. Each presently existing lease of personal property to which Rapid-Worldwide is a party;

               (v) Sales Contracts and Customer Purchase Orders. Schedule G. Schedule G lists each sales contract and customer purchase order for the delivery of products or performance of services by Rapid-Worldwide, which would result in the right to receive revenues of at least $1,000 and a list of specific contracts or commitments each involving purchases of inventories or supplies in excess of $ 1,000;

               (vi) Banks. Schedule H. The name of each bank in which Rapid-Worldwide has an account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto;

               (vii) Loan and Credit Agreement, etc. Schedule I. All mortgages, pledges, deeds of trust, loan or credit agreements, notes and similar instruments to which Rapid-Worldwide is a party, and all amendments or modifications of any thereof.

     4.10 Brokers. Mr. Zimbler represents that neither he nor Rapid-Worldwide has not incurred any obligation to pay a finder's fee or similar acquisition services compensation in connection with the proposed acquisition, or if he has, he will pay such obligation.

     4.11 Financial Matters. Mr. Zimbler represents that Rapid-Worldwide will be substantially debt free at the Closing, except for debts listed in Schedule J hereto. All accounts receivable and assets, tangible and intangible, including all cash in bank accounts of Rapid-Worldwide, will be delivered to PKGP as well as all of the inventory associated with Rapid-Worldwide.

     4.12 Transfer of Shares. Mr. Zimbler will transfer title to the capital stock of Rapid-Worldwide to PKGP on the Closing Date, free and clear of all debt, liens, pledges, encumbrances, voting trusts and voting agreements. There is no existing option, warrant or other agreement (other than this Agreement) to which Mr. Zimbler or Rapid-Worldwide is a party requiring, and there are no convertible or exchangeable securities of Mr. Zimbler or Rapid-Worldwide, which upon conversion or exchange would require, the issuance or sale of any shares of the capital stock of Rapid-Worldwide.

5.   PKGP's REPRESENTATIONS AND WARRANTIES.

         PKGP hereby represents and warrants to Mr. Zimbler as follows:

     5.1 Organization and Good Standing. PKGP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to carry on its business as it is now being conducted and as proposed to be conducted.

     5.2 Authorization. PKGP has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by PKGP and the consummation by PKGP of the transactions contemplated hereby have been duly authorized by PKGP's Board of Directors and no other corporate action or proceeding on the part of PKGP is necessary for the execution or delivery of this Agreement by PKGP or for the consummation by PKGP of the transactions contemplated hereby. This Agreement has been duly executed and delivered by PKGP and (assuming this Agreement has been duly executed and delivered by Mr. Zimbler) is a legally valid and binding obligation of PKGP enforceable against PKGP in accordance with its terms.

6.   TAX LIABILITIES.

     6.1 Mr. Zimbler agrees that he shall be responsible for and shall pay (a) the federal income tax liabilities of Rapid-Worldwide for all taxable periods ending with and prior to the Closing Date and (b) the state and local income and franchise tax liabilities of Rapid-Worldwide for all taxable periods ending with and prior to the Closing Date; except for taxes and estimates thereof disclosed in writing to PKGP.

     6.2 Mr. Zimbler's liability hereunder for federal, state and local income and franchise taxes for Rapid-Worldwide for periods prior to the Closing Date shall survive the Closing for a period coterminous with the applicable statute of limitations.

7.   LITIGATION, CLAIMS AND LIABILITIES.

     7.1 Liability Claims. Mr. Zimbler has no knowledge of any material liability claim against Rapid-Worldwide.

     7.2 Mr. Zimbler's Obligations. Mr. Zimbler hereby agrees to indemnify, hold harmless and defend PKGP and its shareholders, directors, officers and employees from all such obligations and liabilities incurred by Rapid-Worldwide or arising from Rapid-Worldwide business prior to the Closing, including the payment of all expenses and attorneys' fees arising therefrom.

8.   SURVIVAL OF REPRESENTATIONS AND COVENANTS.

         The representations, warranties and covenants of Mr. Zimbler and PKGP in this Agreement shall survive the Closing for a period of four years.

9.   BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS AND TRANSITION.

         Mr. Zimbler agrees to use his best efforts to perform and fulfill all conditions required to be performed by him and Rapid-Worldwide under this Agreement, and PKGP agrees to use its best efforts to perform and fulfill all conditions required to be performed by it under this Agreement.

10.  DUE DILIGENCE

         PKGP and its employees and agents shall have free access to the books, records and facilities of Rapid-Worldwide, during normal business hours in order to inspect Rapid-Worldwide's business. Rapid-Worldwide and Mr. Zimbler will cooperate fully and in good faith with PKGP in its "due diligence". All information obtained in such inspections shall be held in strictest confidence and, if the acquisition of Rapid-Worldwide by PKGP should not be consummate, such information will not thereafter be used by PKGP. Current balance sheets and income and loss statements for Rapid-Worldwide shall be provided for review by PKGP.

11.  WAIVER.

         The parties may mutually agree to waive any and all of the conditions or requirements herein contained or defer them until after the Closing.


12.  AMENDMENTS.

         PKGP and Mr. Zimbler, by mutual consent, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument, executed by both PKGP and Mr. Zimbler.

I3.  SECTION AND PARAGRAPH HEADINGS.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.  NOTICES.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first claims postage prepaid:

          (a) To Mr. Zimbler. If to Mr. Zimbler, 49 East Industry Court, Unit I, Deer Park, NY 11729.

          (b) To Rapid-Worldwide. If to Rapid-Worldwide, to James Zimbler, President, 49 East Industry Court, Unit I, Deer Park, NY 11729.

          (c) To PKGP. If to PKGP, to Richard A. Altomare, President and CEO, Packaging Plus Services, Inc., 20 South Terminal Drive, Plainview, New York 11803.


15.  COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

17.  GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereunder.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.


/s/  James W. Zimbler
-----------------------------------
     James Zimbler

PACKAGING PLUS SERVICES, INC.

By: /s/ Richard A. Altomare
    -------------------------------
        Richard A. Altomare
        President & CEO


RAPID DELIVERY SERVICES, INC.


By: /s/ James W. Zimbler
    -------------------------------
        James Zimbler
        President


WORLDWIDE LOGISTICS SERVICES, INC.

By: /s/ James W. Zimbler
    -------------------------------
        James Zimbler
        President